UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

IMMUDYNE, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-184487	76-0238453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-351-5907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Legacy Asset Sales Agreement

On January 29, 2018, Immudyne, Inc. (the “Company”) entered into a definitive purchase agreement with Mark McLaughlin, President and Chief Executive Officer (“Mr. McLaughlin”), pursuant to which the Purchaser, through a to be formed entity (“Newco”), agreed to purchase the assets and liabilities (the “Assets”) of the Company’s yeast beta glucan manufacturing business for $850,000 (the “Asset Purchase Agreement”), $650,000 of which was paid on the consummation of the transactions contemplated by the Asset Purchase Agreement on February 2, 2018 (the "Closing Date"), and $200,000 of which is payable within 120 days following the Closing Date (collectively the “Purchase Price”).

The Assets were sold “as is” and the Company did not make any representations or warranties in regards to the Assets.

In connection with the Asset Purchase Agreement, Mr. McLaughlin, resigned from all his positions with the Company and agreed to waive any and all rights to any severance that he may have otherwise been entitled to by virtue of his resignation from the Company. Additionally, for so long as Mr. McLaughlin owns or controls over 9.9% of the outstanding shares of the Company, subject to the bylaws of the Company, he will have the right to appoint one director to the Company’s Board of Directors (the “Board”) to serve as a representative. Accordingly, on the Closing Date, the Mr. McLaughlin nominated Anthony Bruzzese M.D, an existing Board member, as such representative.

Pursuant to the Asset Purchase Agreement, the Company also agreed that if it were to register for its own account or the account of others, any of its equity securities under the Securities Act of 1933, that the Company will also include in any such registration, all of the shares and options owned by Mr. McLaughlin, subject to compliance with securities laws and regulations.

Further, the Company agreed to enter into a supply agreement with Newco to purchase all of the yeast beta glucan for its iNR Wellness products for a period of one year and is entitled to the non-exclusive rights to the use of the name “Immudyne” for a period of sixty days from the Closing Date.

First Amendment to the Legacy Asset Sales Agreement

On February 7, 2018 (the “Effective Date”), the Company and Mr. McLaughlin entered into an amendment to the Asset Purchase Agreement (the “First Amendment”) to amend the Purchase Price of the Assets, whereby Mr. McLaughlin agreed, through Newco, to purchase the Assets of the Company, for the following (i) two million (2,000,000) shares of the Company’s common stock payable on February 12, 2018 the Closing Date (ii) One Hundred and Ninety Thousand Dollars ($190,000) payable on the Closing Date, and (c) Two Hundred Thousand Dollars ($200,000) payable within 120 days following the Closing Date.

All other terms of the Asset Purchase Agreement dated remain in full force and effect.

The foregoing description of the Asset Purchase Agreement and the First Amendment do not purport to be complete and are qualified in its entirety by reference to the full text of the Asset Purchase Agreement and the First Amendment, filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

On the Closing Date, Mark McLaughlin resigned as the Company’s President and Chief Executive Officer and as member of the Company’s board of directors.

On the Closing Date, Stefan Galluppi resigned as a member of the Company's board of directors.

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Appointments

On the Closing Date, Justin Schreiber, President of the Company’s wholly owned subsidiary, Immudyne PR LLC, was appointed as the Company’s President and Chief Executive Officer. Below is a description of Mr. Schreiber’s work experience.

Justin Schreiber, Chief Executive Officer and President

Justin Schreiber was appointed as the President of Immudyne PR, a wholly owned subsidiary of the Company, on April 1, 2017. Mr. Schreiber is the President and founder of JLS Ventures, a leading capital markets advisory firm that partners with entrepreneurs and emerging growth companies to build innovative and disruptive brands with long-term investment value. Prior to founding JLS Ventures, Mr. Schreiber ran a consulting business that provided investor relations, advisory services and capital raising solutions to small publicly traded companies. In addition to his capital markets experience, Mr. Schreiber previously worked for a global healthcare consulting firm as well as in the foreign currency trading business.

He holds a BS in International Business from Elizabethtown College and a BA in International Management from the ICN École de management in Nancy, France.

Other than the transactions contemplated by the Purchase Agreement, there is no arrangement or understanding between Mr. Schreiber and any other person pursuant to which he was appointed as the Chief Executive Officer and President of the Company. There are no family relationships between Mr. Schreiber and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Information with respect to certain transactions between Mr. Schreiber and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K can be found in Part III, Item 14, “Certain Relationships and Related Transactions, and Director Independence” of the Annual Report, and such information is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company’s announcement of the Asset Purchase Agreement, the resignation of Mr. McLaughlin and the appointment of Mr. Schreiber is included in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits

10.1	Purchase Agreement by and between the Company and Mark McLaughlin, dated January 29, 2018
10.2	First Amendment to Purchase Agreement by and between the Company and Mark McLaughlin, dated February 7, 2018
99.1	Press Release, dated January 30, 2018, of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUDYNE INC.
(Registrant)

Date: February 15, 2018	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer

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